Exhibit 10.5

Insurance Income Strategies Ltd.

Canon’s Court, 22 Victoria Street

Hamilton, HM12

Bermuda

June [__], 2018

1347 Advisors LLC

150 Pierce Road, 6th Floor

Itasca, IL 60143

Ladies and Gentlemen:

Reference is made to the Services Agreement, dated [ ], 2018, between IIS Re Ltd. (“IIS Re”), a wholly owned subsidiary of Insurance Income Strategies Ltd. (the “Company”) and 1347 Advisors LLC (“1347” and such agreement, the “Services Agreement”). In connection with the Services Agreement and the consummation of the Company’s initial public offering, the parties hereto agree as follows:

1.                   In consideration of 1347 entering into the Services Agreement, on the closing date of the IPO, the Company shall issue and deliver to 1347 an aggregate 2,400,000 shares of the Company’s 8% Non-Cumulative Preferred Shares, Series A, par value $0.001 per share (the “Preferred Shares”). Upon issuance and delivery in accordance with the terms hereof, 1347 will have good title to the Preferred Shares, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer and other restrictions hereunder and other agreements to which the Preferred Shares may be subject, (b) transfer restrictions under U.S. federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of 1347.

2.                   Each Preferred Share issued hereunder shall initially constitute a “Restricted Preferred Share” until such time as the Company delivers to 1347 a Release Notice (as defined below) with respect thereto. Upon delivery of a Release Notice, the number of Restricted Preferred Shares specified in such notice shall immediately be released from all restrictions in this letter agreement and shall thereafter constitute “Released Shares.”

3.                   With respect to Restricted Preferred Shares, 1347 hereby waives, unconditionally and irrevocably, its right (i) to receive dividend payments on such Restricted Preferred Shares; (ii) to receive liquidating distributions with respect to such Restricted Preferred Shares; and (iii) to exercise redemption rights with respect to such Restricted Preferred Shares pursuant to the Certificate of Designation governing the Preferred Shares (the "Certificate of Designation"). In addition, 1347 hereby agrees not to effect a Transfer of Restricted Preferred Shares until such time as such Restricted Preferred Shares become Released Shares. For the avoidance of doubt, this paragraph 3 shall become inoperative and be of no further force or effect with respect to any Restricted Preferred Share that becomes a Released Share upon the delivery of a Release Notice (as such term is defined below). As used herein, “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

4.                   Within 30 days after receiving an invoice from 1347 for services rendered to the Company under the Services Agreement, the Company shall deliver to 1347 a written notice (a “Release Notice”) specifying the number of Restricted Preferred Shares that shall thereafter constitute Released Shares, the aggregate face value of which shall be equal to the undisputed fees owed by the Company to 1347 under the invoice to which the Release Notice relates. Delivery of the Release Notice shall constitute payment in full by the Company of all such undisputed fees under such invoice and no further payment shall be due with respect thereto as long as the outstanding balance of the face value of Restricted Preferred Shares exceeds the invoiced amount.

5.                   Within 30 calendar days after the first anniversary of the closing of the Company’s initial public offering, the Company shall file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of the Preferred Shares (the “Registration Statement”). The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof. The Company shall cause such Registration Statement or another registration statement (which may be a “shelf” registration statement) to remain effective until 1347 no longer holds Preferred Shares. The Company’s obligations to include the Preferred Shares in the Registration Statement are contingent upon 1347’s furnishing in writing to the Company such information regarding 1347 and the intended method of disposition of the Preferred Shares as shall be reasonably requested by the Company to effect the registration of the Preferred Shares. 1347 shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations. The Company may suspend the use of any such registration statement and any related prospectus if it determines, based on the advice of counsel for the Company, that an amendment or supplement thereto would be necessary in order for the registration statement or related prospectus not to contain a material misstatement or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that, the Company shall use commercially reasonable efforts to make such registration statement or prospectus available for the sale by 1347 of the Preferred Shares as soon as practicable thereafter.

6.                   The certificates or book-entry notations for the Preferred Shares issued to 1347 hereunder shall bear the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS PURSUANT TO THAT CERTAIN LETTER AGREEMENT BETWEEN INSURANCE INCOME STRATEGIES LTD AND 1347 ADVISORS LLC, DATED [ ], 2018, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED PRIOR TO THE EXPIRATION OF SUCH RESTRICTIONS.”

The Company agrees to use commercially reasonable efforts to cause the foregoing legends to be removed from such certificates or book-entry notations at such time, if in the reasonable opinion of the Company, such Preferred Shares (i) constitute Released Shares and (ii) are covered by an effective registration statement under the Securities Act of 1933, as amended.

7.                   Prior to the termination of this letter agreement pursuant to paragraph 8 below, 1347 may assign this letter agreement or any of its rights, interests or obligations hereunder in its sole discretion. The Company may not assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of 1347.

8.                   This letter agreement shall terminate automatically upon the sale or release of all of the Restricted Preferred Shares.

9.                   For the avoidance of doubt, except as explicitly set forth in this letter agreement, the Restricted Preferred Shares, and the subsequently constituted Released Shares, are, at all times, governed by the provisions of the Certificate of Designation.

10.                This letter agreement and the Services Agreement constitute the sole and entire agreement and understanding of the undersigned with respect to the subject matter of this letter agreement, and supersede all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the subject matter. In the event of any inconsistency between the statements in the body of this letter agreement and the Services Agreement, the statements in the body of this letter agreement shall control. None of the parties hereto have relied on any statement, representation, warranty or agreement of any of the other parties or any other person on such party’s behalf, including any representations, warranties, or agreements arising from statute or otherwise in law, except for the representations, warranties or agreements expressly contained in this letter agreement. This letter agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. All notices or communications in respect of this letter agreement shall be sufficiently given if given in writing and delivered in person or by mail, or if given in such other manner as may be permitted in the Services Agreement or by applicable law. This letter agreement shall be governed and construed in accordance with the laws of Bermuda.

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If you are in agreement with the foregoing, please sign and date where indicated below.

Sincerely,

INSURANCE INCOME STRATEGIES LTD.

By:
Name: Thomas Heise
Title: Chief Executive Officer

Accepted and Agreed:

1347 ADVISORS LLC

By:
Name:
Title:
Date:

[Signature Page to Letter Agreement]